Exhibit 3.1

MEDIFAST, INC.,

a Delaware Corporation

AMENDED AND RESTATED BYLAWS

(Amended and Restated as of June 13, 2019)

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TABLE OF CONTENTS

Page

ARTICLE I

Stockholders

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ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

Section 4.1	Appointment and Qualification	19
Section 4.2	Removal of Officers, Agents or Employees	19
Section 4.3	Compensation and Bond	19
Section 4.4	Chairman of the Board	19
Section 4.5	Chief Executive Officer	19
Section 4.6	President	20
Section 4.7	Vice Presidents	20
Section 4.8	Treasurer	20
Section 4.9	Assistant Treasurer	20
Section 4.10	Secretary	20
Section 4.11	Assistant Secretaries	20
Section 4.12	Delegation of Duties	21

ARTICLE V

CAPITAL STOCK

Section 5.1	Certificates	21
Section 5.2	Transfers of Stock	21
Section 5.3	Lost, Stolen or Destroyed Certificates	22

ARTICLE VI

SEAL

Section 6.1	Seal	22

ARTICLE VII

NOTICE

Section 7.1	Notice of Meetings	22
Section 7.2	Notices	22
Section 7.3	Waiver of Notice	23

ARTICLE VIII

INDEMNIFICATION

Section 8.1	Indemnification	23
Section 8.2	Determinations	24
Section 8.3	Business Combinations	24

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Section 8.4	Advances of Expenses	24
Section 8.5	Employee Benefit Plans	25
Section 8.6	Insurance	25

ARTICLE IX

GENERAL MATTERS

Section 9.1	Forum for Adjudication of Disputes	25

ARTICLE X

AMENDMENTS

Section 10.1	Amendments	26

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BYLAWS

of

MEDIFAST, INC.,
a Delaware Corporation

ARTICLE I

Stockholders

Section 1.1            Annual Meeting. The annual meeting of the stockholders of Medifast, Inc. (the “Company”), for the election of directors and for the transaction of any other business, which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Delaware as may be fixed by Board of Directors (the “Board”). The Board may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead by held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, to the extent authorized by Section 211(a)(2) of the DGCL, by means of remote communication (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.2            Notice of Business to be Brought Before an Annual Meeting. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Company and specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different from stockholder of record, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 1.2(a) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.2 as to such business to be proposed. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and included in the Company’s notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 1.2. Stockholders seeking to nominate persons for election to the Board must comply with Section 1.5 and this Section 1.2 shall not be applicable to nominations except as expressly provided in Section 1.5.

(b)               Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must provide (i) timely notice thereof in writing and in proper form to the Secretary and (ii) any updates and supplements to such notice at the times and in the forms required by Section 1.2(d). To be timely, a stockholder’s notice of business proposed to be brought before an annual meeting must be delivered to the Secretary at the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such annual meeting was first made by the Company. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend the time period) for the giving of timely notice as described above. For purposes of these Bylaws, “Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. The Board, by a majority vote of the Whole Board, may extend to a later date or waive the time periods set forth in this Section 1.2(b) for timely delivery of a stockholder’s notice of business proposed to be brought before an annual meeting.

(c)               To be in proper form for purposes of this Section 1.2, a stockholder’s notice of business proposed to be brought before an annual meeting shall set forth:

(i)                As to each Proposing Person, (A) the name and address of each Proposing Person (including, if applicable, the name and address as they appear on the Company’s books), (B) the class and number of shares of the Company which are owned beneficially and of record by such Proposing Person (with evidence of such ownership attached), except that such Proposing Person shall be deemed for such purpose to beneficially own any shares of any class or series of capital stock of the Company as to which such Proposing Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) a representation that such Proposing Person intends to hold the shares of the Company described in the immediately preceding clause (B) through the date of the annual meeting;

(ii)               As to each Proposing Person, any Disclosable Interests of such Proposing Person;

(iii)             As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably detailed description of such business, the reason or reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all contracts, agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

(iv)                Definitions

(A)             “Proposing Person” shall mean (i) each stockholder of record that provides notice of business proposed to be brought before an annual meeting pursuant to Section 1.2(a) or that signs a Special Meeting Request pursuant to Section 1.3(a), (ii) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such business proposal or Special Meeting Request is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A), with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

(B)              A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each person is conscious of the other person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of (x) revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14(a) or (y) tenders of securities from such other person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(C)              “Disclosable Interests” shall mean (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of capital stock of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (iii) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Proposing Person is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers, directors or employees, or any affiliate of the Company, or any officer, director or employee of such affiliate, (iv) any other material relationship between such Proposing Person, on the one hand, and the Company, any affiliate of the Company, any officer, director or employee of the Company or any affiliate thereof, or any principal competitor of the Company, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the Special Meeting Request required by these Bylaws on behalf of a beneficial owner.

(d)               A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such updates and supplements shall be delivered to the Secretary at the principal executive office of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). As used herein, the term “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the Company’s principal place of business are required or permitted to close.

(e)               Notwithstanding anything in these Bylaws to the contrary, except as otherwise required by law, if the Proposing Person (or a qualified representative of the Proposing Person) giving notice of business proposed to be brought before an annual meeting of the stockholders does not appear at such annual meeting to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. A “qualified representative” of a Proposing Person shall be, if such Proposing Person is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation, a duly appointed officer of the corporation, (iii) a limited liability company, any manager or officer (or person who functions as an officer) of the limited liability company or any officer, director, manager or person who functions as an officer, director or manager of any entity ultimately in control of the limited liability company or (iv) a trust, any trustee of such trust.

Section 1.3            Special Meetings. Special meetings of the stockholders of the Company (i) may be called by the Chairman of the Board, the President or the Secretary when directed to do so by resolution of the Board, (ii) may be called by the Secretary at the written request of directors representing a majority of the Whole Board and (iii) shall be called by the Secretary upon the written request of the holders of record of at least a majority of the outstanding shares of common stock of the Company (the “Requisite Percentage”), subject to and in compliance with this Section 1.3.

(a)               In order for a special meeting to be called upon stockholder request (“Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”), in the form required by this Section 1.3(a), must be signed by Proposing Persons that have a combined Net Long Beneficial Ownership of at least the Requisite Percentage. Only Proposing Persons who are stockholders of record at the time the Special Meeting Requests representing the Requisite Percentage are validly delivered pursuant to this Section 1.3 shall be entitled to sign a Special Meeting Request. In determining whether a Stockholder Requested Special Meeting has been properly requested by Proposing Persons that have a combined Net Long Beneficial Ownership of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. To be in proper form, such Special Meeting Requests shall comply with, and shall include and set forth, the following:

(i)                As to each Proposing Person, (A) the name and address of each Proposing Person (including, if applicable, the name and address as they appear on the Company’s books), (B) the class and number of shares of the Company which are owned beneficially and of record by such Proposing Person (with evidence of such ownership attached), except that such Proposing Person shall be deemed for such purpose to beneficially own any shares of any class or series of capital stock of the Company as to which such Proposing Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (C) a representation that such Proposing Person intends to hold the shares of the Company described in the immediately preceding clause (B) through the date of the Stockholder Requested Special Meeting and (D) an acknowledgement by the Proposing Person that any reduction in such Proposing Person’s Net Long Beneficial Ownership with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction;

(ii)                 As to each Proposing Person, any Disclosable Interests of such Proposing Person;

(iii)                As to the purpose or purposes of the Stockholder Requested Special Meeting, a reasonably brief statement of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter(s) proposed to be acted on and the reasons for conducting such business at the Stockholder Requested Special Meeting, and the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); and

(iv)                Such other information and representations as would be required by Section 1.2, including, without limitation, all such information regarding any material interest of the Proposing Person in the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting and all agreements, arrangements or understandings between or among any Proposing Person and any other record holder or beneficial owner of shares of any class or series of capital stock of the Company in connection with the Special Meeting Request or the matter(s) proposed to be brought before the Stockholder Requested Special Meeting.

(v)               For purposes of this Section 1.3, “Net Long Beneficial Ownership” shall mean those shares of common stock of the Company as to which the stockholder or Proposing Person, as applicable, possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any Synthetic Equity Position.

(b)               Notwithstanding anything to the contrary in this Section 1.3:

(i)                The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (A) such Special Meeting Request does not comply with these Bylaws, or relates to an item of business that is not a proper subject for stockholder action under applicable law, (B) the Special Meeting Request is received by the Company during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (C) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one year prior to receipt by the Company of such Special Meeting Request, (D) the Chairman, President or the Secretary when directed to do so by resolution of the Board or the Secretary at the written request of the Whole Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with Section 1.3(b)(iii), (E) a Similar Item is already included in the Company’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (F) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(ii)               Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Chairman, President or the Secretary when directed to do so by resolution of the Board or the Secretary at the written request of the Whole Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the Proposing Persons who submitted the Special Meeting Request appears at or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the stockholder meeting request, the Company need not present such matters for a vote at such meeting.

(iii)                If a Special Meeting Request is made that complies with this Section 1.3, the Chairman, President or the Secretary when directed to do so by resolution of the Board or the Secretary at the written request of the Whole Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Company receives such Special Meeting Request.

(iv)               Any Proposing Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the Stockholder Requested Special Meeting. In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from the holders of the Requisite Percentage of stockholders or any Special Meeting Request is deemed to be revoked as a result of Section 1.3(a)(i), and as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from the Requisite Percentage of stockholders to call a special meeting, the Chairman, President or the Secretary when directed to do so by resolution of the Board or the Secretary at the written request of the Whole Board shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(v)               Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 1.3. If the Chairman shall determine that any Special Meeting Request was not properly made in accordance with these Bylaws, or shall determine that the stockholder or stockholders submitting such Special Meeting Request have not otherwise complied with these Bylaws, then the Chairman shall not be required to take any action in connection with the Stockholder Requested Special Meeting, and the Secretary shall not be required to call such meeting. In addition to the requirements of this Section 1.3, each Proposing Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Special Meeting Request.

(c)               In connection with a Stockholder Requested Special Meeting called in accordance with this Section 1.3, each Proposing Person that signed and delivered a Special Meeting Request shall further update and supplement the information previously provided to the Company in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 1.3 shall be true and correct (i) as of the record date for notice of the Stockholder Requested Special Meeting and (ii) as of the date that is ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof. Such updates and supplements shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Company not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(d)               Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law.

Section 1.4            Manner of Giving Notice. Notice of any annual or special meeting of the stockholders shall be given either personally, by electronic transmission in the manner provided in Section 232 of the DGCL, by mail to each stockholder of record entitled to vote at such meeting, or in the manner provided in Section 7.2 of these Bylaws. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company. If given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL or in Section 7.2 of these Bylaws.

Section 1.5            Notice of Director Nominations. (a) Nominations of any person for election to the Board may be made only (i) by or at the direction of the Board or (ii) by any stockholder who (A) was a stockholder of record of the Company (and, with respect to any beneficial owner, if different from stockholder of record, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in Section 1.5(b) and at the time of the meeting or at the time of providing written consent in lieu of a meeting, (B) is entitled to vote at the meeting or act by written consent in lieu of a meeting, and (C) has complied with this Section 1.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person for election to the Board.

(b)               Without qualification, for a stockholder to make any nomination of a person for election to the Board at an annual meeting, the stockholder must (i) deliver timely notice thereof in writing and in proper form to the Secretary at the principal executive office of the Company and (ii) provide any updates and supplements to such notice at the times and in the forms required by Section 1.5(e). To be timely, a stockholder’s notice for nomination(s) to be made at an annual meeting must be delivered to the Secretary at the principal executive office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such annual meeting was first made by the Company. Without qualification, if the election of directors is a matter specified in the Company’s notice of a special meeting given by or at the direction of (i) the Chairman, President or the Secretary when directed to do so by resolution of the Board, (ii) the Secretary at the written request of the Whole Board, or (iii) the Secretary upon receipt of the Special Meeting Request, as the case may be, then for a stockholder (other than the Requisite Percentage of stockholders) to make any nomination of a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, such stockholder must (i) deliver timely notice thereof in writing and in proper form to the Secretary at the principal executive office of the Company and (ii) provide any updates and supplements to such notice at the times and in the forms required by Section 1.5(e). To be timely, a stockholder’s (other than the Requisite Percentage of stockholders) notice for nomination(s) to be made at a special meeting must be delivered to the Secretary at the principal executive office of the Company not earlier than the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the later of the ninetieth (90th) day prior to the date of such special meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such special meeting was first made by the Company. Without qualification, if the Requisite Percentage of stockholders seeks to make any nomination of a person for election to the Board at a special meeting, such stockholder representing the Requisite Percentage must (i) concurrently with delivery of the Special Meeting Request, deliver notice thereof in writing and in proper form to the Secretary at the principal executive office of the Company and (ii) provide any updates and supplements to such notice at the times and in the forms required by Section 1.5(e). In no event shall any adjournment of an annual or special meeting or the announcement thereof, commence a new time period (or extend the time period) for the giving of a stockholder’s notice as described above. The Board, by a majority vote of the Whole Board, may extend to a later date or waive the time periods set forth in this Section 1.5(b) for timely delivery of a stockholder’s notice for nomination(s) to be made at an annual meeting or special meeting.

(c)               To be in proper form for purposes of this Section 1.5, a stockholder’s notice for nominations to be made shall:

(i)                As to each Nominating Person, set forth the same stockholder information required to be provided in Section 1.2(c)(i) or Section 1.3(a)(i) as applicable, except that, for purposes of this Section 1.5(c)(i), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.2(c)(i) or Section 1.3(a)(i) as applicable;

(ii)               As to each Nominating Person, set forth any Disclosable Interests, except that, for purposes of this Section 1.5(c)(ii), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.2(c)(iv)(C) and any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such Nominating Person with respect to the election of directors at the meeting pursuant to Section 14(a) of the Exchange Act;

(iii)               As to each person whom a Nominating Person proposes to nominate for election as a director, set forth (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.5(c) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of any material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee or any of his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iv)               With respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement as required by Section 1.6.

The Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or (ii) that could be material to a reasonable stockholder’s understanding of the eligibility, of such proposed nominee.

(d)               For purposes of this Section 1.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made, (ii) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf the notice of the nomination proposed to be made is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e)               A Nominating Person providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such updates and supplements shall be delivered to the Secretary at the principal executive office of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)               Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with this Section 1.5.

Section 1.6            Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of a stockholder’s notice under Section 1.5(b)), to the Secretary at the principal executive office of the Company a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been fully disclosed to the Company, and (iii) in such proposed nominee’s individual capacity and on behalf of any person on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply, with the Company’s Corporate Governance Guidelines and Code of Conduct and Business Ethics, including all applicable, publicly disclosed conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Company.

Section 1.7            General. (a)  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of any annual or special meeting of the stockholders shall have the power and duty to determine whether any nomination to be made at, or any other business proposed to be brought before, the meeting has been made, proposed or brought, as the case may be, in compliance with these Bylaws and, if any such nomination or other proposed business is not in compliance with these Bylaws, to declare that such defective nomination or proposal of other business shall be disregarded.

(b)               Notwithstanding anything in these Bylaws to the contrary, a Nominating Person giving notice of a nomination to be made at, or a Proposing Person proposing any other business be brought before, an annual or special meeting of the stockholders shall also comply with all applicable requirements of the Exchange Act with respect to such nomination or business, as the case may be; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals of other business. Nothing in these Bylaws shall be deemed to affect any rights (i) of any stockholder to request inclusion of proposals in the Company’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or (ii) of any holder of any series of preferred stock of the Company if and to the extent provided under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a person for election to the Board or any proposal of other business.

Section 1.8            Quorum. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the stockholders, shall constitute a quorum for the transaction or business thereat with respect to such matter, unless otherwise provided by law or these Bylaws. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.9            Required Vote. (a)  Whenever any corporate action is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereat, provided that, with respect to the election of directors, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1.9(a), “a majority of the votes cast” with respect to the election of directors means that the number of votes cast for a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election. If a nominee for director who is an incumbent director is not elected at such meeting, the director shall offer to tender his or her resignation to the Board. The Nomination Committee, if any, shall make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nomination Committee’s recommendation and disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision.

(b)               Except as otherwise provided by law or by the Certificate of Incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name or such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote on such matters.

(c)               For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or broker nonvote on a particular matter shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast on the matter in question.

Section 1.10        Stockholder Action by Written Consent. The provisions of this Section 1.10 shall govern any action taken by the stockholders by consent in writing without a meeting.

(a)               In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. No stockholder shall be entitled to act by written consent unless a stockholder of record first, by written notice delivered to the Secretary at the principal executive office of the Company, requests that the Board fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 1.10(a)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.10(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary at the principal executive office of the Company. If no record date has been fixed by the Board pursuant to the first sentence of this Section 1.10(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(b)               In the event of the delivery, in the manner provided by this Section 1.10 and applicable law, to the Company of a signed written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Company in accordance with this Section 1.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Company kept for the purpose of recording the proceedings of meetings of stockholders. The action by written consent and without a meeting will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take the corporate action were delivered to the Company. In the event that the action by written consent and without a meeting elects a director or directors to the Board, such newly elected director or directors shall take office and have the authority of a director conferred upon them as of the date and time of the certification, and not the date of delivery to the Company, of the written consents. In the event that the action by written consent and without a meeting replaces a director or directors on the Board of Directors, the authority of such replaced director or directors shall continue until the date and time of the certification of the written consents. Nothing contained in this Section 1.10(b) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)               Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 1.10, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Company in the manner prescribed in this Section 1.10 and applicable law, and not revoked.

Section 1.11        Proxies, Written Authorization and Electronic Authorization.

(a)               Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by such stockholder’s duly authorized attorney. A proxy that does not bear a date shall be deemed to be dated the date it was first delivered to one or more of the persons named to act under such proxy.

(b)               A stockholder or a stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him as proxy by executing a writing authorizing such person or persons to act as such proxy. Execution may be accomplished by the stockholder or such stockholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(c)               The Secretary may approve procedures to enable a stockholder or a stockholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmissions to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the stockholder or the stockholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.11(c) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.12        Lists of Stockholders. (a) The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder entitled to vote at the meeting who is present.

(b)               The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.12 or the books or the Company, or to vote in person or by proxy at any meeting of stockholders.

(c)               One or more judges or inspectors of election for any meeting of stockholders may be appointed by the Chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

Section 1.13        Stockholder Record Date. (a)  Except as provided otherwise under Section 1.10, in order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

(b)               Except as provided otherwise under Section 1.10, if no record date is fixed by the Board, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)               A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.14        Presiding Officer and Secretary. The Board may designate the person who shall act as chairman of any meeting of the stockholders. Unless the Board shall designate a different chairman of the meeting, at all meetings of the stockholders, the Chairman of the Board or, in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, or in the President’s absence, the Executive Vice President shall act as chairman of the meeting. In the absence of all of the foregoing persons or in absence of a designation by the Board, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman of the meeting. The Secretary of the Company shall act as secretary at all meetings of the stockholders. In the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting. The Chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

ARTICLE II

Directors

Section 2.1            General Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Company shall be managed, and all corporate powers shall be exercised by or under the direction of, the Board.

Section 2.2            Number of Directors. The number of directors constituting the Board shall be not more than fifteen (15) and not less than three (3), the exact number of directors to be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. Directors need not be stockholders. No reduction in the total number of directors fixed from time to time by the Board shall have the effect of removing any director before that director’s term of office expires.

Section 2.3            Term of Directors. Directors shall be elected for terms at the annual meeting of stockholders in the year such terms are to commence, except that after June 30, 1995, directors whose terms of office have expired shall be elected at the annual meeting of stockholders. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal for cause. If the annual election of directors is not held on the date designed therefore, the directors shall cause such election to be held as soon thereafter as convenient. There shall be three (3) classes of Directors; the number of Directors of each class shall be determined by the Board. These Directors are classified as Class I, Class II and Class III. The term of a Class I director shall be for one (1) year. The term of a Class II director shall be for two (2) years. The term of a Class III director shall be for three (3) years.

Section 2.4            Vacancies and Newly Created Directorships. Newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of all the remaining directors, even though less than a quorum, or by a sole remaining director, and not by the stockholders.

Section 2.5            Resignation or Removal. Any director may resign from office at any time either by oral tender of resignation at any meeting to the Board or to the Chairman or by giving a written notice to the Secretary. Any such resignation shall take effect at the time it specifies or, if the time is not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make such resignation effective. Any director may be removed, only for cause, at any time, by the holders of a majority of the then outstanding shares of stock of the Company entitled to vote at an election of directors.

Section 2.6            Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of stockholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the Board shall take place as soon thereafter as is practicable, either at the next regular meeting of the Board or at the special meeting. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the Chairman or by any director (except that if more than one meeting shall be called by directors in any period of one hundred eighty (180) days or less, each such meeting so called may be called only by a majority of the directors then in office) at such time and place as shall be specified in the notice or waiver thereof. Notice of the place, date, and time of each such special meeting shall be given to each director unless waived, by providing written notice not less than four (4) hours before the scheduled time of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 2.7            Quorum and Voting. One-third of the Whole Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided by Section 2.4 hereof), but in no event shall a quorum consist of less than two (2) directors. If there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.8            Written Consents and Meetings by Telephone. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

Section 2.9            Compensation. Directors may receive compensation for services to the company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

Section 2.10        The “Whole Board”. As used in these Bylaws, the term “the Whole Board” or “the Whole Board of Directors” means the total number of directors which the Company would have if there were no vacancies.

ARTICLE III

Committees of the Board

Section 3.1            Appointment and Powers. The Board may from time to time by resolution passed by a majority of the Whole Board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of one or more directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in the DGCL. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee may adopt titles governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at the meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board, adopted by a majority of the Whole Board.

ARTICLE IV

Officers, Agents and Employees

Section 4.1            Appointment and Qualification. The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, all of whom shall be appointed by the Board. The Chairman shall be chosen from among the directors. Any number of offices may be held by the same person. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. The Board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the Board.

Section 4.2            Removal of Officers, Agents or Employees. Any officer, agent or employee of the Company may be removed by the Board with or without cause at any time, and the Board may delegate such power of removal as in officers, agents and employees not appointed by the Board. Such removal shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights.

Section 4.3            Compensation and Bond. The compensation of the officers of the Company shall be fixed by the Board, but this power may be delegated to any officer in respect of the other officers under such officer’s direction or control. The Company may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.4            Chairman of the Board. The Chairman of the Board shall be the senior Board member. The Chairman shall ensure that the Board uses the best judgment and independent discretion, and is responsible for the determination and execution of corporate policy, including supervision and vigilance for the welfare of the whole company. The Chairman shall preside at all meetings of the stockholders and of the Board at which the Chairman is present. The Chairman shall have such powers and perform such duties as generally pertain to the office of the Chairman of the Board, as well as such further powers and duties as may be prescribed by the Board. The Chairman may vote the shares or other securities of any other domestic or foreign Company of any type or kind which may at any time be owned by the Company, may execute any stockholder or other consent in respect thereof and may in the Chairman’s discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The Board, by resolution from time to time, may confer like other powers upon any other person or persons.

Section 4.5            Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Company and shall keep the Board fully advised. The Chief Executive Officer shall employ and discharge employees and agents of the Company, except such as shall be appointed by the Board, and the Chief Executive Officer may delegate these powers to the other officers.

Section 4.6            President. The President shall be the chief operating officer of the Company. The President shall employ and discharge employees and agents of the Company, except such as shall be appointed by the Board, and the President may delegate these powers to other officers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board. The Board, by resolution from time to time, may confer like-other powers upon any other person or persons.

Section 4.7            Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board, the Chairman or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board shall otherwise provide, or unless there shall be in office an Executive Vice President (who shall have been determined by the Board to be senior to all other Vice Presidents), the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President’s power to act.

Section 4.8            Treasurer. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for the deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the Chairman, the President or the Board.

Section 4.9            Assistant Treasurer. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Treasurer’s power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may assign to such person.

Section 4.10        Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notice of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the Chairman, the Chief Executive Officer, the President or the Board.

Section 4.11        Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may assign to such person.

Section 4.12        Delegation of Duties. In case of the absence of any officer or the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

Capital Stock

Section 5.1            Certificates. The shares of stock of the Company may be represented by certificates; provided that, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. The certificates for shares of stock shall be in such forms as shall be approved from time to time by the Board.

To the extent shares are represented by a certificate, the certificate of stock shall be signed in the name of the Company by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as required by law to be stated thereon. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of the issue.

Section 5.2            Transfers of Stock. Shares of stock of the Company shall be transferrable upon the books of the Company by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Company that are not represented by a certificate shall be transferred in accordance with applicable law. The Board shall have the power to make all such rules or regulations, not inconsistent with the certificate of incorporation and these Bylaws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates or uncertificated shares for stock of the Company. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.

Section 5.3            Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate of stock, or uncertificated shares, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or such owner’s legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. The Board may require such owner to satisfy other reasonable requirements.

ARTICLE VI

Seal

Section 6.1            Seal. The seal of the Company shall consist of a flat-faced circular die with the name of the Company in a circle and the word “Delaware” and the year of its incorporation in the center. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII

Notice

Section 7.1            Notice of Meetings. Except as otherwise required by law or by the Certificate of Incorporation, notice of each annual or special meeting of the stockholders, specifying the place, if any, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. Notice of a special meeting of the stockholders shall also state the purpose or purposes for which the meeting is called.

Section 7.2            Notices. (a)  Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice.

(b)               Whenever notice is required to be given to any stockholder, such notice may in every instance be effectively given by regular or expedited United States mail, recognized courier service for overnight delivery, telegram, cable, telex, or telecopier, facsimile transmission, or by electronic mail or other electronic transmission (if such stockholder has consented to such form of electronic transmission) addressed to such stockholder at his or her address as the same appears on the books of the Company, including an electronic mail address at which the stockholder has consented to receive notice. Notice shall be deemed given (i) if by facsimile telecommunication, when directed to the number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) all other instances, when such notice is dispatched.

(c)               Any notice required to be given to any director may be given by any of the methods in Section 7.2(b). Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number, or electronic mail address as such director shall have filed in writing with the Secretary of the Company, or, in the absence of such filing, to the last known such address or number of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one (1) permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 7.3            Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance or a director at a meeting of the Board or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meetings of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1            Indemnification. The Company shall indemnify each director, officer, employee and agent of the Company who is a natural person, such person’s heirs, executors and administrators (whether or not natural persons) and all other natural persons whom the Company is authorized to indemnify under the provisions of the DGCL (including but not limited to a person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by law, (i) against all expenses (including but not limited to attorneys’ and other experts’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorneys’ and other experts’ fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding by or in the right of the Company, or in connection with any appeal therein, or otherwise; and no provision of these Bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the DGCL or any other law now or hereafter in effect, including but not limited to indemnification of any employees or agents of the Company or of another corporation partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that, except with respect to an action, suit or other proceeding to enforce the indemnification and advancement rights provided under these Bylaws, the Company shall indemnify any such relevant person in connection with an action, suit or other proceeding (or part thereof) initiated by such person only if such action, suit or other proceeding (or part thereof) initiated by such person was authorized or ratified by the Board. The term “proceeding” shall be understood to include any inquiry or investigation that could lead to a proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

Section 8.2            Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the DGCL, such determination shall be made expeditiously at the cost of the Company after a written request to the Secretary for the same from the person seeking indemnification. A person’s entitlement to indemnification shall be determined either by (i) a majority vote of directors not a party to the proceeding in respect of which indemnification is sought, whether or not they constitute a quorum of the Board or (ii) independent legal counsel. If indemnification is to be given upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

Section 8.3            Business Combinations. Unless the Board shall determine otherwise with reference to a particular merger or consolidation or other business combination, for the purpose of this Article VIII references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.4            Advances of Expenses. If any director or officer of the Company who may be entitled to indemnification hereunder shall request that such person’s expenses actually and reasonably incurred in connection with any action, suit, proceeding, arbitration or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, the Company shall pay such expenses in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

Section 8.5            Employee Benefit Plans. References herein to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a corporation agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company.

Section 8.6            Insurance. The Company may purchase and maintain insurance to protect itself and each director, officer, employee and agent of the Company and all other natural persons whom the Company is authorized to indemnify against any expenses (including but not limited to attorneys’ and other experts’ fees and disbursements), judgments, fines and amounts paid in settlement, as specified in Section 8.1, or incurred by any such director, officer, employee or agent in connection with any proceeding referred to in Section 8.1, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VIII.

ARTICLE IX

General Matters

Section 9.1            Forum for Adjudication of Disputes. (a) Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person purchasing or otherwise acquiring any interest in shares of stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.1.

(b)               If any action the subject matter of which is within the scope of Section 9.1(a) above is filed in a court other than the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action brought in any such courts to enforce Section 9.1(a) above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)               If any provision or provisions of this Section 9.1 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.1 (including, without limitation, each portion of any sentence of this Section 9.1 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE X

Amendments

Section 10.1        Amendments. These Bylaws or any of them may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by a vote of a majority of the voting power of the shares represented and entitled to vote thereat. The Board shall also have the power, by a majority vote of the Whole Board, to alter or amend or repeal the Bylaws or to adopt new Bylaws; provided that (i) any such action of the Board may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose, (ii) the Board shall not have the power to alter or amend or repeal a specified Bylaw if such Bylaw is adopted by the stockholders and contains an express provision that such Bylaw may be altered or amended or repealed only by action of the stockholders and (iii) Article VIII hereof may be altered or amended by the Board to increase the indemnification of the persons referred to therein to the extent permitted by law, but such Article may be otherwise altered, amended or repealed only by action of the stockholders as provided above and in that connection, any repeal, amendment or alteration which reduces or limits the indemnification of the person therein shall apply prospectively.

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